UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2010, NTS Mortgage Income Fund (the “Fund”) executed a promissory note dated as of November 10, 2010, in favor of NTS Development Company (“NTS Development”) in the principal sum of $11,991.46 evidencing additional advances or loans made by NTS Development to the Fund during November 2010 for payroll billings and overhead fees.

In addition to the note mentioned above, NTS/Virginia Development Company (“NTS/VA”), a wholly-owned subsidiary of the Fund, executed a promissory note dated as of November 10, 2010 in favor of Residential Management Company (“Residential”) in the principal amount of $179,713.00 to evidence advances made by Residential for payroll billings and overhead fees in connection with the development and operation of Fawn Lake during August – November 2010 and the Fawn Lake Country Club during September – November 2010.

All of the new promissory notes described above have a maturity date of December 31, 2010 and contain substantially the same terms and conditions as notes previously issued by the Fund and its affiliates in return for advances from NTS Development and Residential.

Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiary will generate sufficient revenue to repay the promissory notes in full on a timely basis.  The Fund intends to seek an extension on the maturity date for the notes or refinance the unpaid balance prior to the current maturity.  There can be no assurance that an acceptable extension or refinancing of the promissory notes will be achieved prior to maturity, or at all.

Copies of the newly executed promissory notes are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Promissory Note dated as of November 10, 2010, made by NTS Mortgage Income Fund payable to NTS Development Company
	10.2	Promissory Note dated as of November 10, 2010, made by NTS/Virginia Development Company payable to Residential Management Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	November 18, 2010

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